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                                                                    EXHIBIT 99.2


                            SECURED PROMISSORY NOTE


$475,000                                                         August 10, 2004
                                                                 Houston, TX

        For value received, Natural Gas Systems, Inc., a Nevada corporation (the "Company"), promises to pay to Laird Q. Cagan (the "Holder"), the principal sum of Four Hundred Seventy Five Thousand Dollars ($475,000), pursuant to the terms of this secured promissory note agreement ("Note"). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to Ten Percent (10%) per annum, compounded annually. This Note is subject to the following terms and conditions:

        1. Maturity. This Note will automatically mature and be due and payable on February 10, 2005 (the "Maturity Date"). Interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon: (i) the Company's failure to make any Mandatory Prepayment Amount under Section 2(b) hereof; (ii) the commission of any act of bankruptcy by the Company; (iii) the execution by the Company of a general assignment for the benefit of creditors;
(iv) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more; or (v) the appointment of a receiver or trustee to take possession of the property or assets of the Company.

        2. Prepayment of Note. The Note provides for both optional and mandatory prepayment on the following terms and conditions:

               (a) Optional Prepayment. The Company may at it option, at any time, prepay this Note, in whole or in part, without premium or penalty. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

               (b) Mandatory Prepayment. The parties agree that until the principal under this Note and all accrued but unpaid interest has been repaid to Holder in full, the Company shall prepay the Holder an amount equal to: (i) One Hundred Percent (100%) of all net revenues of any kind derived from the Tullos oil field less the sum of direct Tullos operating expenses and capital expenditures; and (ii) Fifty Percent (50%) of the net proceeds of any unrelated third party financings of any kind conducted by the Company, whether through the issuance of debt or equity after the date of this Note (collectively (i) and (ii) shall be referred hereinafter as the "Mandatory Prepayment Amount"). The Mandatory Prepayment Amount shall be payable by the Company to the Holder or his assignees as a mandatory prepayment of principal of the Note immediately upon receipt of such Mandatory Prepayment Amount by the Company. Notwithstanding the foregoing, no mandatory prepayment of the Notes shall be required in respect of
(A) any short-term (less than six months) debt, or (B) any compensation-related equity issuance.



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        3. Transfers and Assigns. Neither party to this Note may transfer or assign any of his rights or delegate any of its duties under this Note without the prior written consent of the other party to this Note, except that Holder may transfer this Note to his successors or assigns or without consent of the Company. Despite such consent, no transfer or assignment shall release the assignor of any of its obligations or alter any of its primary obligations to be performed under this Note.

        4. Governing Law. Any controversy or claim arising out of or relating to this Note or a breach hereof shall be finally settled by arbitration in Santa Clara County, California, under the commercial rules then in effect of the American Arbitration Association, and shall be determined in accordance with the laws of the State of California applicable to contracts to be wholly performed therein, without regard to principles of conflict of laws.

        5. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

        6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, the Holder and each transferee of any Note.

        7. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

        8. Security Interest. The Company grants the Holder a continuing security interest in all presently existing Collateral (defined below) to secure payment and performance of the obligations of the Company to the Holder under this Note. Any security interest will be a first priority security interest in the Collateral, except as it relates to any pre-existing security interest in the Collateral, in which case it shall be a second priority security interest. Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any license or contract rights to the extent the granting of a security interest in it would be contrary to applicable law. The Holder's lien and security interest in the Collateral will continue until the Company fully satisfies its obligations under this Note. At the request of the Holder, the Company agrees and covenants to procure, execute and deliver from time to time any endorsements, assignments, financial statements and other writings deemed necessary or appropriate by the Holder to perfect, maintain and protect its security interest and the priority thereof. The "Collateral" shall consist of all of the Company's right, title and interest in and to all assets, wherever located, including the assets of any the Company's wholly-owned subsidiaries. Upon the Company's repayment of the outstanding principal balance of this Note and all interest accrued thereon, the Holder agrees


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and covenants that it will execute and deliver any agreement, financing statement termination or other writings necessary to release the security interest granted pursuant to this Section 8.

        9. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

        10. Action to Collect on Note. If action or arbitration is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

        11. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

        12. Holder's Representations. Holder acknowledges that Holder has had full access to information about the Company, and that Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of this transaction. Holder also represents to the Company that Holder is purchasing the Note for his own account for investment and with no present intention of distributing the Note.

        13. Use of Note Proceeds. The Company represents and warrants to Holder that the use of the proceeds of funds made hereunder shall be to acquire the Tullos oil field.

        14. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

        15. Confidentiality. Holder agrees that he will use his best efforts to keep confidential and not disclose any non-public information received in connection with the Note from the Company or any of its affiliates or principals, except that Holder may disclose such information (i) with the written consent of Company, (ii) to Holder's affiliates and legal counsel for Holder and his affiliates, (iii) to auditors, accounting firms or accountants of Holder and his affiliates as may be required in connection with any audit or other review of the books and records of any such entity, and (iv) to any parties as may be required by law, government regulation or order (including without limitation, any regulation or order of an insurance regulatory agency or body), by subpoena or by any other legal, administrative or legislative process. Holder also acknowledges and agrees that Holder is prohibited from any buying or selling of the Company's securities on the basis of this material non-public information until after the information either becomes publicly available by the Company (such as in an Amended Report on Form 8-K or in the Company's 10-KSB) or ceases to be material, and in no event for at least thirty (30) days from the date hereof.



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        IN WITNESS WHEREOF, the parties have executed this Note as of the date above written,



                                    NATURAL GAS SYSTEMS, INC.


                                    By:
                                       -----------------------------------------
                                    Robert S. Herlin, CEO and President
                                    Natural Gas Systems, Inc.
                                    Two Memorial City Plaza
                                    820 Gessner, Suite 1340
                                    Houston, TX 77024
                                    Fax: 713-935-0199



AGREED TO AND ACCEPTED this 10th day of August, 2004.

LAIRD Q. CAGAN


---------------------------

10600 N. De Anza Blvd., Suite 250
Cupertino, CA 95014
Fax: 408-904-6085



          [SIGNATURE PAGE TO CAGAN NATURAL GAS SYSTEMS NOTE AGREEMENT]



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